                        SUB-INVESTMENT ADVISORY AGREEMENT

                             THE GLENMEDE FUND, INC.
                     (Small Capitalization Growth Portfolio)


                                                               December 15, 1999


Winslow Capital Management, Inc.
4720 IDS Tower
80 South Eighth Street
Minneapolis, MN 55402


Ladies and Gentlemen:

         The Glenmede Fund, Inc., a Maryland Corporation (the "Company"), and Glenmede Trust Company, a Pennsylvania Trust Company (the "Adviser"), each confirms its agreement with Winslow Capital Management, Inc. (the
"Sub-Adviser"), as follows:

         1.  Investment Description; Appointment

             The Company desires to employ its capital relating to its Small Capitalization Growth Portfolio (the "Portfolio") by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in its Articles of Incorporation, as amended from time to time (the "Articles of Incorporation"), in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Company (the "Board"). Copies of the Prospectus, the Statement and the Articles of Incorporation have been or will be submitted to the Sub-Adviser. The Company agrees to provide copies of all amendments to the Prospectus, the Statement and the Articles of Incorporation to the Sub-Adviser on an on-going basis. The Company employs the Adviser as the investment adviser to the Portfolio, and the Company and the Adviser desire to employ and hereby appoint the Sub-Adviser to act as a sub-investment adviser to the Portfolio. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

         2.  Services as Sub-Adviser

             The Company and the Adviser hereby appoint the Sub-Adviser to act as sub-investment adviser to the Portfolio for a portion of the assets of the Portfolio which the Adviser, as fiduciary for the Company, determines to assign to the Sub-Adviser (those assets being referred to as the "Portfolio Account") for the period and on such terms set forth in this Agreement. It is understood that the Portfolio Account may consist of all, a portion of or none of the assets of the Portfolio, and that the Adviser has the right to allocate and reallocate such assets to the Portfolio Account at any time, and from time to time, upon such notice to the Sub-Adviser as may be reasonably necessary, in the view of the Company, to ensure orderly management of the Portfolio Account or the Portfolio. The Company and the Adviser employ the Sub-Adviser to manage the investment and reinvestment of the assets of the Portfolio Account, to continuously review, supervise and administer the investment program of the Portfolio Account, to determine in its discretion the securities to be purchased or sold and the portion of the Portfolio Account's assets to be held uninvested, to provide the Company and the Adviser with records concerning the Sub-Adviser's activities which the Company and the Sub-Adviser are required to maintain, and to render regular reports to the Company's officers and Board of Directors and the Adviser concerning the Sub-Adviser's discharge of the foregoing responsibilities. The Sub-Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Directors of the Company and the Adviser in compliance with the objectives, policies and limitations set forth in the Prospectus, Statement and applicable laws and regulations. The Sub-Adviser accepts such employment and agrees to render the services and to provide, at is own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

         3.  Portfolio Transactions

             The Sub-Adviser is authorized to select the brokers that will execute the purchases and sales of securities for the Portfolio Account and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein. Subject to policies established by the Board of Directors of the Company and the Adviser, the Sub-Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Company and other accounts as to which the Sub-Adviser exercises investment discretion. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty by this Agreement or otherwise. The Sub-Adviser will promptly communicate to the officers and Directors of the Company and the Adviser such information relating to the Portfolio Account's transactions as they may reasonably request.

         4.  Information Provided to the Company

             The Sub-Adviser will keep the Company and the Adviser informed of developments materially affecting the Portfolio Account, and will, on its own initiative, furnish the Company and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

         5.  Compensation of the Sub-Adviser

             For the services provided and the expenses assumed pursuant to this Agreement, effective as of the date hereof, the Portfolio will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor, a fee computed daily and paid monthly (in arrears), at an annual rate of .60% of the average daily net assets held in the Portfolio Account.

         6.  Expenses

             The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including but not limited to, investment advisory, sub-advisory and administration fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; custody and transfer agency fees; and costs associated with maintaining the Company's legal existence and shareholder relations.

         7.  Standard of Care

             In the absence of (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in performance of its obligations and duties hereunder, (ii) reckless disregard by the Sub-Adviser of its obligations and duties hereunder, or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation or services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act of 1940 ("1940 Act")), the Sub-Adviser shall not be subject to any liability whatsoever to the Company, any shareholder of the Company or to the Adviser, for any error or judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Portfolio.

         8.  Term of Agreement

             This Agreement shall become effective as of December 29, 1999 (the "Effective Date") and shall continue until October 31, 2000 and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board or (ii) a vote of a "majority" (as that term is defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the board or by vote of holders of a majority of the Portfolio's shares, or upon 90 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

         9.  Services to Other Companies or Accounts

             Provided that such action shall not constitute a breach of the duties assumed by the Sub-Adviser under this Agreement, the Sub-Adviser and its officers may act and continue to act as investment managers for others, and nothing in this Agreement shall in any way be deemed to restrict the right of the Sub-Adviser to perform investment management or other services for any other person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Company or the Adviser. It is the Sub-Adviser's policy to allocate within its reasonable discretion, investment opportunities among the Portfolio Account and the Sub-Adviser's other clients over a period of time in a fair and equitable manner, taking into account the investment objectives and policies of the Portfolio and any specific investment restrictions applicable thereto.

             Subject to the foregoing, and applicable laws, rules or regulations, nothing in this Agreement shall limit or restrict the Sub-Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Company acknowledges that the Sub-Adviser and its officers, affiliates and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of for the Portfolio Account. The Sub-Adviser shall have no obligation to acquire, or dispose of, a position for the Portfolio Account in any investment which the Sub-Adviser, its officers, affiliates or employees may acquire, or dispose of, for its or their own accounts or for the account of another client, provided that the Sub-Adviser acts in good faith.

             Nothing in this Section 9 shall be construed to relieve the Sub-Adviser of any of its duties or obligations as set forth in or arising under other provisions of this Agreement or applicable laws, rules or regulations.

         10. Books and Records

             In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Portfolio Account are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records which it maintains for the Company are required to be maintained by Rule 31a-1 under the 1940 Act.

         11. Governing Law

             This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

         12. Amendment of Agreement

             This Agreement may be amended by mutual consent, subject to applicable requirements of the 1940 Act.

         13. Severability

             If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.


                                                      Very truly yours,


                                                      THE GLENMEDE FUND, INC.


                                                 By:  /s/ Mary Ann B. Wirts
                                                      --------------------------
                                                      Mary Ann B. Wirts


                                                      THE GLENMEDE TRUST COMPANY


                                                 By:  /s/ Bruce Simon
                                                      --------------------------
                                                      Bruce Simon


Agreed to and Accepted by:


WINSLOW CAPITAL MANAGEMENT, INC.


By: /s/ Joseph J. Docter
    ----------------------------
    Joseph J. Docter